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Exhibit 10(h)

                          INCOME PROTECTION AGREEMENT


         THIS INCOME PROTECTION AGREEMENT (this "Agreement") is made as of the _____ day of December, 1996, by and between INSILCO CORPORATION, a Delaware corporation (together with any and all "Successors" (as defined herein) of
Insilco Corporation, collectively, the "Company"), and        (the "Executive").

         WHEREAS, the Executive is currently employed by the Company; and

         WHEREAS, the Board of Directors of the Company (the "Board") has determined that it would be in the best interests of the Company and its shareholders to entertain and consider a proposal or proposals regarding a possible sale of all or a majority of the stock or assets of the Company; and

         WHEREAS, the Board has determined that it would be in the best interests of the Company to maintain continuity in the management of the Company's business in contemplation of such a sale; and

         WHEREAS, the Board desires to provide the Executive with an incentive to remain in the employ of the Company pending such a possible sale of the Company;

         NOW, THEREFORE,for and in consideration of the premises and the mutual covenants contained herein, the parties hereby agree as follows:

         1.      CERTAIN DEFINITIONS.    As used in this Agreement, the
following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                 (a) An "Affiliate" of any specified Person means any Subsidiary of such Person and any other Person controlled by, controlling, or under common control with such specified Person. For purposes of this definition, "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract, or otherwise.

                 (b) The "Annual Target Bonus" of the Executive means the annual target bonus established for the Executive for a particular year under the Management Incentive Bonus Plan maintained by the Company.

                 (c) The "Base Salary" of the Executive means the Executive's annual base salary payable in accordance with the regular payroll practices of the Company.

                 (d) "Benefits" means any pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus or other incentive plan, all medical, vision, dental, or other health plans, all life insurance plans, and all other
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employee benefit plans or fringe benefit plans, including "employee benefit plans," as that term is defined in Section 3(3) of ERISA, and any and all other written or unwritten employee plans, policies, practices, programs, arrangements, or agreements, adopted, maintained, or sponsored in whole or in part by, or contributed to by the Company or any of its Subsidiaries for the benefit of the directors, officers, employees, agents, or retirees of the Company or any of its Subsidiaries, or any of their respective spouses or dependents, or any other beneficiaries.

                 (e) "Cause" means: (i) the conviction of the Executive of any felony; (ii) any act of fraud, embezzlement, or willful dishonesty by the Executive in relation to the business or affairs of the Company; (iii) any other illegal conduct on the part of the Executive that is detrimental to the best interests of the Company; (iv) the deliberate and gross misconduct by the Executive in the performance of, or the deliberate and gross neglect by the Executive of, his duties and responsibilities as an officer or employee of the Company; or (v) a material breach by the Executive of his obligations under this Agreement or under any other agreement between the Executive and the Company relating to his Employment, including, but not limited to, any employment, confidentiality, or noncompetition agreement; provided, however, that no action or failure to act by the Executive will constitute "Cause" hereunder if (A) the Executive believed in good faith that such action or failure to act was in the best interest of the Company or its shareholders, or
(B) such action or failure to act occurred at any time after the occurrence of any event that constitutes Good Reason.


                 (f)      A "Change in Control" means any of the following:

                          (i) the acquisition, directly or indirectly, by any Person or group of Persons acting in concert within any twelve-month period of securities of the Company representing an aggregate of 25 percent or more of the combined voting power of the Company's then outstanding securities, provided that, upon the consummation of such acquisition, such Person or group of Persons holds a greater percentage of the combined voting power of the Company's then outstanding securities than any other Person; or

                          (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof before the end of such period, unless the election of each director who was not a director at the beginning of such period was approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of such period; or

                          (iii) consummation of (A) a merger, consolidation, or other business combination of the Company with any other Person, other than a merger, consolidation, or business combination which would result in the common stock of the Company outstanding immediately prior thereto continuing to represent, or being converted into common stock of


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         the surviving entity or a parent or Affiliate thereof representing, at least 60 percent of the common stock of the Company or such surviving entity or parent or Affiliate thereof outstanding immediately after such merger, consolidation, or business combination, or (B) a plan of complete liquidation of the Company, or (C) an agreement for the sale or disposition by the Company of a majority (in value) of the Company's assets; or

                          (iv)    the occurrence of any other event or
         circumstance which is not covered by (i) through (iii) above which the Board determines affects control of the Company and, in order to implement the purposes of this Agreement as set forth above, adopts a resolution that such event or circumstance constitutes a Change in Control for the purposes of this Agreement;

provided, however, that for purposes of determining whether a Change in Control has occurred on any given date, a partner in Water Street Corporate Recovery Fund I, Ltd. will be deemed to own that number of voting shares of the Company determined by multiplying such partner's percentage partnership interest in such partnership as of such date by the number of voting shares of the Company owned by such partnership as of such date.

                (g) "COBRA" means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

                 (h) The "Code" means the Internal Revenue Code of 1986, as amended.

                 (i) "Disability" means the Executive's probable and expected inability, as a result of physical or mental incapacity, to substantially perform his duties for the Company on a full-time basis for a period of six months. The determination of whether the Executive suffers a Disability shall be made by a physician acceptable to both the Executive (or his personal representative) and the Company.

                 (j) The "Employment" of the Executive means the regular salaried employment of the Executive with the Company, but does not include the engagement of the Executive as an independent consultant or other independent contractor.

                 (k) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                 (l) An "Excess Severance Payment" means an "excess parachute payment" as defined in Section 280g(b)(1) of the Code.

                 (m) "Good Reason" means the occurrence of any of the following events at any time prior to the Termination Date: (i) a material reduction in the Executive's Base Salary; (ii) the elimination of, or a material reduction in, any Benefits provided to the Executive, unless a substitute


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Benefit that is economically equivalent to the eliminated or reduced Benefit is provided to the Executive; (ii) a material change in the Executive's position (including status, office, title, reporting relationships, or working conditions), responsibilities, authority, or duties; (iii) the relocation of the Executive's office location as assigned to the Executive by the Company to a location more than 50 miles from the Executive's office location as of the date of this Agreement; or (iv) the failure of any Successor to assume, either by an enforceable agreement or by operation of law, all of the Company's liabilities and obligations to the Executive under this Agreement.

                 (n) A "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended), trust, unincorporated organization, or government or any agency or political subdivision thereof.

                 (o) "Reasonable Compensation" shall have the same meaning as provided in Section 280g(b)(4) of the Code.

                 (p) A "Severance Payment" means a "parachute payment" as that term is defined in Section 280g(b)(2) of the Code.

                 (q) The "Severance Period" means the period commencing on the Termination Date and ending on the last day of the month in which the first anniversary of the Termination Date occurs.

                 (r) A "Subsidiary" of a Person means (i) a corporation, 50 percent or more of the equity ownership and outstanding voting stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more other Subsidiaries of such Person, or (ii) if such Person is not a corporation, an unincorporated operating division of such Person.

                 (s) A "Successor" means any successor in interest to the Company by virtue of a Change in Control, a Sale, or any other merger, consolidation, or other business combination involving the Company.

                 (t) The "Termination Date" means the date of a termination of the Executive's Employment.

         2.      TERM.    The term of this Agreement shall be for an initial
three-year period commencing on the date hereof, and shall be automatically renewed at the end of the first year of such initial three-year period and annually thereafter, in each such instance for an additional one-year period following the expiration of such initial three-year period or prior extensions thereof, as applicable, unless either party shall give the other party written notice of its desire not to renew this Agreement for an additional one-year period at any time prior to the end of such first year or applicable subsequent year.

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         3.      BENEFITS TO BE PROVIDED ON A TERMINATION OF EMPLOYMENT.    If,
at any time during the term of this Agreement, (i) the Executive's Employment is terminated by the Company other than for Cause or by reason of the Executive's death or Disability, (ii) the Executive's Employment is terminated by the Executive with Good Reason, or (iii) the Executive's Employment is terminated by the Executive, whether with or without Good Reason, if such termination occurs at any time within the period commencing on the date that is six months after the occurrence of a Change in Control and ending on the date that is one year after the occurrence of such Change in Control, then, and in any such event, the Company shall pay or provide to the Executive the following compensation and other benefits, which shall be in addition to any accrued vacation pay and any and all compensation otherwise payable to the Executive, including, but not limited to, a prorated portion of any and all bonuses payable for or attributable to any period (or part of a period) prior to the Termination Date:

                 (a)      Salary.    The Company shall pay to the Executive an
amount equal to the amount of the Executive's Base Salary in effect immediately prior to the Termination Date, which shall be payable, at the Executive's option, (i) in a lump sum on the Termination Date, or (ii) in twelve equal monthly installments, on the first day of each month, commencing with the month immediately following the Termination Date.

                 (b)      Bonuses.    The Company shall pay to the Executive an
amount equal to the Annual Target Bonus for the Executive for the year in which the Termination Date occurs (or for the prior year if such Annual Target Bonus for the Executive has not been established for such year), but in any event not less than the amount of the Executive's Annual Target Bonus for 1996, which shall be payable, at the Executive's option, (i) in a lump sum on the Termination Date, or (ii) in six equal monthly installments, on the first day of each month, commencing with the thirteenth month immediately following the Termination Date. The payment of such bonus amount shall be considered to be "performance based" for purposes of Section 280g of the Code.

                 (c)      Benefit Plans.    All Benefits provided to the
Executive prior to the Termination Date shall be continued by the Company for and during the Severance Period. Without in any way limiting the generality of the foregoing, the following specific provisions shall apply:

                          (i)     Health and Life Insurance Coverage.    The
         health and life insurance benefits coverage provided to the Executive immediately prior to the Termination Date shall be continued during the Severance Period at the same levels and in the same manner as if the Executive's Employment had not terminated until the end of the Severance Period. Any additional coverages that the Executive had in effect immediately prior to the Termination Date, including dependent coverage, will also be continued for such period at the same levels and on the same terms as provided to the Executive immediately prior to the Termination Date, to the extent permitted by the applicable policies or contracts. If the Executive was required to pay any portions of premiums or other costs for any such coverages prior to the Termination Date, the Executive shall be required to continue to pay such amounts, at the same


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         levels, in order to continue such coverages after the Termination
         Date. If the terms of any benefit plan referred to in this Section do not permit continued participation by the Executive, then the Company will arrange for other coverage at its expense providing substantially similar benefits as it can find for other officers in similar positions. Benefits under COBRA shall be made available to the Executive following the end of the Severance Period as though the Executive had terminated his Employment on the last day of the Severance Period.

                          (ii)    Employee Retirement Plans.    To the extent
         permitted by the applicable plan, the Executive will be fully vested and will be entitled to continue to participate, consistent with past practices, in all employee retirement plans maintained by the Company in effect as of the date of the termination of his Employment. The Executive's participation in such retirement plans shall continue for and during the Severance Period (at the end of which period the Executive will be considered to have terminated his employment within the meaning of such plans) and the compensation payable to the Executive under subsections (a) and (b) above shall be treated (unless otherwise excluded) as compensation under the plan. If full vesting and continued participation in any plan is not permitted, the Company shall pay to the Executive and, if applicable, his beneficiary, a supplemental benefit equal to the excess of (A) the benefit the Executive would have been paid under such plan if he had been fully vested and had continued to be covered for the Severance Period as if the Executive had earned compensation described under subsections (a) and (b) above and had made contributions sufficient to earn the maximum matching contribution, if any, under such plan (less any amounts he would have been required to contribute), over (B) the benefit actually payable to or on behalf of the Executive under such plan. For purposes of determining the benefit under item (A) in the preceding sentence, contributions deemed to be made under a defined contribution plan will be deemed to be invested in the same manner as the Executive's account under such plan at the Termination Date. The Company shall pay such supplemental benefits (if any) in a lump sum within 30 days after the Termination Date or as soon thereafter as any required calculations or other determinations can be made.

                 (d)      Effect of Lump Sum Payment.    Any lump sum payment
made under subsection (a) or (b) above shall not alter the amounts the Executive is entitled to receive under the Benefits described in subsection (c) above. Benefits under such plans shall be determined as if the Executive had remained employed and received such payments for and during the Severance Period, unless the terms of the particular plans or applicable law specifically prohibit such treatment of such payments.


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                 (e)      Stock Options.    Any and all stock options or stock
appreciation rights granted to the Executive prior to the Termination Date shall become immediately and fully vested on the Termination Date.

                 (f)      Indemnity.    The Executive shall be entitled to the
benefits of the indemnity currently applicable to the Executive, if any, as provided by the Company's articles of incorporation or bylaws or otherwise.
Any changes to the articles of incorporation or bylaws reducing the indemnity granted to officers shall not affect the rights granted hereunder. The Company may not reduce these indemnity benefits provided to the Executive hereunder without the written consent of the Executive.

                 (g)      Outplacement Services.    The Company shall provide
to the Executive outplacement assistance consistent with past practices, with a value of not less than $10,000, provided, however, that the Company shall not be required to pay to the Executive any amount of cash in lieu of actual outplacement services if such services are not provided for any reason.

                 (h)      Effect of Death or Disability.    The benefits
payable or to be provided under this Agreement shall continue in the event of the Executive's death and shall be payable to his estate or named beneficiary. In the case of the Disability of the Executive, any payments received from a disability benefit will not be reduced by any payments paid or payable under the terms of this Agreement.

                 (i)      Limitation on Amount.    Notwithstanding anything in
this Agreement to the contrary, any benefits payable or to be provided to the Executive by the Company or its Affiliates, whether pursuant to this Agreement or otherwise, which are treated as Severance Payments shall be modified or reduced in the manner provided in subsection (j) below to the extent necessary so that the benefits payable or to be provided to the Executive under this Agreement that are treated as Severance Payments, as well as any payments or benefits provided outside of this Agreement that are so treated, shall not cause the Company to have paid an Excess Severance Payment. In computing such amount, the parties shall take into account all provisions of Section 280g of the Code, including making appropriate adjustments to such calculation for amounts established to be Reasonable Compensation.

                 (j)      Modification of Amount.    In the event that the
amount of any Severance Payments that would be payable to or for the benefit of the Executive under this Agreement must be modified or reduced to comply with this Section 3, the Executive shall direct which Severance Payments are to be modified or reduced.

                 (k)      Avoidance of Penalty Taxes.    This Section 3 shall
be interpreted so as to avoid the imposition of excise taxes on the Executive under Section 4999 of the Code or the disallowance of a deduction to the Company pursuant to Section 280g(a) of the Code with respect to amounts payable under this Agreement or otherwise.

                 (l)      Additional Limitation.   In addition to the limits
otherwise provided in this Section 3, to the extent permitted by law, the Executive may in his sole discretion elect to reduce any



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payments he may be eligible to receive under this Agreement to prevent the imposition of excise taxes on the Executive under Section 4999 of the Code.

                 (m)      No Obligation to Fund.    The agreement of the
Company to make payments to the Executive hereunder shall represent solely the unsecured obligation of the Company, except to the extent the Company, in its sole discretion, elects in whole or in part to fund its obligations under this Agreement pursuant to a trust arrangement or otherwise.

         4.      TAX WITHHOLDING.    The Company may withhold or cause to be
withheld from any benefits payable under this Agreement all federal, state, city, or other taxes that are required to be withheld pursuant to any law or governmental regulation.

         5.      ASSIGNABILITY; BINDING EFFECT.

                 (a) This Agreement is personal to the Executive and, without the prior written consent of the Company, shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be binding on and enforceable by the Executive's legal representatives and permitted successors and assigns.

                 (b) The rights of the Company under this Agreement may be assigned or transferred by the Company, provided that the assignee or transferee assumes all the liabilities, obligations, and duties of the assignor, as contained in this Agreement, either contractually or as a matter of law. This Agreement shall inure to the benefit of and be binding on and enforceable by any Successors.

         6. NOTICES. Any and all notices and other communications hereunder shall be in writing and shall be given, if by the Executive, by facsimile transmission to the facsimile number for the Company set forth below and if by either party, by personal delivery or by certified mail, return receipt requested, postage prepaid, addressed as follows:

                 (a)      If to the Company, to:

                          Insilco Corporation
                          425 Metro Place North
                          Fifth Floor
                          Dublin, Ohio  43017
                          Facsimile Number:  (614) 791-3195

                 (b)      If to the Executive, to:

                          James D. Miller
                          7109 Saw Mill Village Dr.
                          Columbus, Ohio  43235




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Either party may change its address or facsimile number for delivery of such notice from time to time by giving written notice thereof to the other party in accordance with the terms of this Section.

         7. AMENDMENTS. This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto.

         8. SEVERABILITY. If any provision of this Agreement shall be held invalid in whole or in part, such invalidity shall in no way affect the rest of such provision not held so invalid, and the rest of such provision, together with all provisions of this Agreement, shall to the full extent consistent with law continue in full force and effect.

         9.      WAIVER.    Failure of either party to insist, in one or more
instances, on performance by the other in strict accordance with the terms and conditions of this Agreement shall not be deemed a waiver or relinquishment of any right granted in this Agreement or of the future performance of any such term or condition or of any other term or condition of this Agreement, unless such waiver is contained in a writing signed by the party making the waiver.

         10.     APPLICABLE LAW.    This Agreement has been executed and
delivered in the State of Ohio and its validity, interpretation, performance, and enforcement shall be governed by the laws of Ohio, without regard to principles of conflicts of laws.

         11.     ENTIRE AGREEMENT.    This Agreement represents the final
agreement between the parties relative to the subject matter hereof and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten agreements between the parties relative to the subject matter of this Agreement.

         12.     TITLE; REFERENCES.    The titles of the Sections and
subsections of this Agreement are for reference only and are not to be considered in construing this Agreement. References herein to Sections or subsections are to Sections or subsections of this Agreement unless otherwise specified.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                              INSILCO CORPORATION



                                        By: ______________________________
                                            Robert L. Smialek, President

                                         __________________________________
                                                   James D. Miller


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